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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
AFFYMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AFFYMETRIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2002

TO THE STOCKHOLDERS:

        The Annual Meeting of Stockholders of Affymetrix, Inc., a Delaware corporation ("Affymetrix" or the "Company"), will be held on Thursday, June 6, 2002, at 4:00 p.m., local time, at 3380 Central Expressway, Santa Clara, California, for the following purposes:

  1.
  To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        These items of business are more fully described in the Proxy Statement accompanying this notice.

        Our Board of Directors has fixed the close of business on April 8, 2002, as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                      By Order of the Board of Directors,

                      BARBARA A. CAULFIELD
                       Secretary

Santa Clara, California
May 2, 2002

AFFYMETRIX, INC.
3380 CENTRAL EXPRESSWAY
SANTA CLARA, CALIFORNIA 95051

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Affymetrix, Inc., a Delaware corporation ("Affymetrix" or the "Company"), for use at the annual meeting of stockholders to be held on Thursday, June 6, 2002, at 4:00 p.m., local time, or at any postponement or adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at 3380 Central Expressway, Santa Clara, California 95051. The Company's telephone number is (408) 731-5000.

        These proxy solicitation materials were mailed on or about May 2, 2002, together with the Company's 2001 Annual Report to Stockholders and the Company's Form 10-K, to all stockholders of record on April 8, 2002.

Record Date

        Stockholders of record at the close of business on April 8, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting. At the Record Date, there were approximately 58,077,551 shares of Common Stock and no shares of Preferred Stock outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or time, or by attending the meeting and voting in person. Any stockholder holding shares through a bank or brokerage firm may revoke a previously granted proxy or change previously given voting instructions by contacting the bank or brokerage firm, or by obtaining a legal proxy from the bank or brokerage firm and voting at the meeting.

Voting and Solicitation

        Holders of Common Stock are entitled to vote at the meeting. Each share of Common Stock entitles the holder to one vote on each matter to come before the meeting. The Company's Certificate of Incorporation does not provide for cumulative voting.

        The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile, letter or electronic means. We have hired MacKenzie Partners, Inc. to serve as proxy solicitor. We will pay MacKenzie Partners a fee of $5,000, plus reasonable expenses, for these services.

Quorum; Required Vote; Abstentions and Broker Non-Votes

        The required quorum for the transaction of business at the annual meeting is a majority of the shares of Common Stock outstanding on the Record Date. The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the seven directorships to be filled at the annual meeting will be filled by the seven nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Ernst & Young LLP as the independent auditors. If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting on such matter. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. Votes of "withheld" or abstentions from voting are counted for quorum purposes; but, since they will not be votes cast "for" the particular matter, they will have the same effect as negative votes or votes "against" that matter.

        Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers who do not receive instructions to vote on the proposals presented in this proxy statement.

Deadline For Receipt of Stockholder Proposals

        Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's annual meeting must be received by the Company no later than January 2, 2003 in order that they may be included in the proxy statement and form of proxy relating to the 2003 annual meeting.

        Stockholders intending to present a proposal at the 2003 annual meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in the Company's bylaws. The bylaws require, among other things, that a shareholder must submit a written notice of intent to present such a proposal to the Secretary at the principal executive offices of the Company not less than 75 days prior to the first anniversary of the preceding year's annual meeting of stockholders (as long as the date of the annual meeting is not advanced more than 30 days or delayed more than 75 days after the anniversary date). Therefore, the Company must receive notice of such proposal for the 2003 annual meeting no later than March 24, 2003. If the notice is received after March 24, 2003, it will be considered untimely and the Company will not be required to present it at the 2003 annual meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        The Bylaws of the Company provide for a Board consisting of not fewer than six nor more than eleven directors. The size of the Board is currently set at seven and all seven directors are to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. The Company is not presently aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

        The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Principal Occupation	Director Since
Stephen P.A. Fodor, Ph.D.	48	Chairman and Chief Executive Officer of Affymetrix, Inc.	1993
Susan E. Siegel	41	President of Affymetrix, Inc.	2001
Paul Berg, Ph.D.	75	Cahill Professor in Cancer Research and Biochemistry, Emeritus and Director, Emeritus of the Stanford University Medical School's Beckman Center	1993
John D. Diekman, Ph.D.	59	Managing Director, Bay City Capital LLC	1992
Vernon R. Loucks, Jr.	67	Chairman, The Aethena Group, LLC, Former Chairman and Chief Executive Officer, Baxter International, Inc.	1993
David B. Singer	39	Chairman and Chief Executive Officer, GeneSoft, Inc.	1993
John A. Young	69	President and Chief Executive Officer (Retired), Hewlett-Packard Company	1993

        Stephen P.A. Fodor, Ph.D., is the Chairman and Chief Executive Officer of the Company. Dr. Fodor has served as a Director of the Company since 1993, Chief Executive Officer since 1997 and Chairman of the Company since 1999. At various times between 1993 and 1997, Dr. Fodor served as President, Chief Operating Officer and Chief Technology Officer of the Company. Dr. Fodor was Vice President and Director of Physical Sciences at the Affymax Research Institute from 1989 to 1993. Dr. Fodor is also the Chairman of the Board of Directors of Perlegen Sciences, Inc. ("Perlegen"), a genomics company formed by Affymetrix in September 2000 and a partially owned subsidiary of Affymetrix, and serves as a director of Eos Biotechnology, Inc.

        Susan E. Siegel has been the President of the Company since August 1999 and a member of the Board of Directors of the Company since June 2001. From April 1998 to August 1999, Ms. Siegel was Senior Vice President, Marketing and Sales of the Company. Prior to joining the Company, Ms. Siegel was part of the Amersham Pharmacia Biotech organization where she served most recently as President for the Hoefer Pharmacia Biotech business unit. Prior to Amersham Pharmacia Biotech, Ms. Siegel was with E.I. Du Pont, Bio Image/Kodak and Bio Rad Laboratories.

        Paul Berg, Ph.D., has served as a Director of the Company since 1993. Dr. Berg is Cahill Professor of Cancer Research and Biochemistry, Emeritus and Director, Emeritus of the Beckman Center for Molecular and Genetic Medicine at the Stanford University School of Medicine. He received the Nobel Prize in Chemistry in 1980 and the National Medal of Science in 1983 and is a member of the National Academy of Sciences, the Royal Society, London, and the French Academy of Sciences. Dr. Berg also serves as a member of the Company's Scientific Advisory Board. Dr. Berg also serves as a director of Transgene S.A. and Gilead Sciences, Inc. and on the Policy Board of DNAX Research Institute, a subsidiary of Schering-Plough Corp. Dr. Berg is also a member of the Scientific Advisory Board of Perlegen.

        John D. Diekman, Ph.D., has served as a Director of the Company since 1993. Dr. Diekman served as Chairman of the Company from 1993 to August 1999 and was appointed Vice Chairman in 1999. Dr. Diekman served as Chief Executive Officer of the Company from July 1995 to March 1997. Prior to such time, Dr. Diekman served as President and Chief Operating Officer of Affymax N.V. ("Affymax") from 1991 to March 1995 and as Chairman of the Affymax Board from 1994 to July 1995. Dr. Diekman has served as a managing director of Bay City Capital LLC, a life sciences merchant bank, since March 1997. Dr. Diekman also serves as a director of Quidel Corporation.

        Vernon R. Loucks, Jr. has served as a Director of the Company since 1993. Mr. Loucks has served as Chairman of The Aethena Group, LLC, a private equity firm, since January 2001. From February 1998 through December 2000, Mr. Loucks served as Chairman of InLight, Inc. Mr. Loucks served as Chief Executive Officer of Baxter International, Inc. ("Baxter") from 1980 to December 1998 and Chairman of Baxter from 1980 to December 1999. Mr. Loucks also serves as a director of Anheuser-Busch Companies, Inc., Emerson Electric Co. and Edwards Lifesciences.

        David B. Singer has served as a Director of the Company since February 1993 and served as Vice Chairman from July 1995 to April 1996. He has served as Chairman, Chief Executive Officer and Director of GeneSoft, Inc. since September 1998. From May 1996 to July 1998, he served as Senior Vice President and Chief Financial Officer of Heartport, Inc. Mr. Singer was President and Chief Executive Officer of the Company from 1993 to June 1995. Mr. Singer is a founder and Director of Corcept Therapeutics Inc. since August 1998.

        John A. Young has served as a Director of the Company since August 1993. Mr. Young retired as President and Chief Executive Officer of Hewlett-Packard Company in October 1992. In addition, Mr. Young serves as a director of Agere Systems, Inc., Ciphergen Biosystems, Inc., ChevronTexaco Corporation, GlaxoSmithKline plc, Lucent Technologies and Perlegen, and is a member of the Business Council and the National Academy of Engineering.

        There are no family relationships among directors or executive officers of the Company.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

Board Meetings and Committees

        The Board of the Company held a total of ten meetings during the year ended December 31, 2001. Each director attended at least seventy-five percent of the meetings of the Board and each committee on which the director served during 2001.

        The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The Audit Committee of the Board, which consisted of Dr. Diekman, Mr. Loucks and Mr. Singer, held four meetings during 2001. The Board has determined that Mr. Loucks and Mr. Singer are "independent directors" as defined in the National Association of Securities Dealers' listing standards and that Dr. Diekman is not an "independent director" under such standards because he was employed by the Company on a part time basis until December 1999. Considering his extensive financial and biotechnology industry experience, the Board of Directors determined that Dr. Diekman's membership on the Audit Committee is required by the best interests of the Company and its stockholders. The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process and the systems of internal accounting and financial controls. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement. The report of the Audit Committee is included below.

        The Compensation Committee of the Board, which consisted of Dr. Berg and Mr. Young, held nine meetings during 2001. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees of the Company and administers various incentive compensation and benefit plans. The report of the Compensation Committee is included below.

        The Nominating Committee, which consisted of Dr. Fodor, Dr. Diekman and Mr. Young, is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; making recommendations to the Board regarding such candidates; and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating Committee did not meet in 2001.

Compensation of Directors

        Each non-employee director receives an annual cash retainer fee of $10,000 per year. Non-employee Directors who serve on one or more Board committees receive an additional annual fee of $5,000. In addition, the Company's Amended and Restated 1996 Non-employee Directors Stock Option Plan (the "Directors Plan") provides for the grant of an option to purchase 20,000 shares of Common Stock upon the election or appointment of a director who is neither an officer nor an employee of the Company and who has not previously been a member of the Board. Each such option vests at the rate of one-half of the number of shares covered by the option on each of the first two anniversaries of the grant date so long as the director is serving on the Board. In addition, the Directors Plan provides for the grant on the date of the first meeting of the Board immediately following each annual meeting of the stockholders of the Company of an option to purchase 10,000 shares of the Company's Common Stock to be vested in full one year after the date of grant to each of the following non-employee directors:

  •
  non-employee directors elected prior to March 1996 who continue to serve on the Board; and

  •
  non-employee directors elected after March 1996 who continue to serve on the Board; provided such stock option will not be granted until at least fifty-four (54) months after the initial option grant to such non-employee director.

        The exercise price of all options granted pursuant to the Directors Plan is the fair market value of the Company's Common Stock at the time of grant.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Ernst & Young LLP have audited the Company's financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

Audit Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $346,500.

Financial Information Systems Design and Implementation Fees

        Ernst & Young LLP did not provide any services related to financial information systems design and implementation during 2001.

All Other Fees

        The fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the year ended December 31, 2001 were $315,112 for audit- related services which included the review of SEC registration statements, issuance of consents and consultations on various transactions and acquisitions and $248,791 for non-audit services which included tax consultations and preparation of tax returns.

Report of the Audit Committee (1)

        The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process and the systems of internal accounting and financial controls. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        In fulfilling its oversight function, the Committee considered and discussed the audited financial statements in the Annual Report with management and the independent auditors, including discussions of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee has also discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect and discussed with the auditors their independence from the Company. Finally, the Committee has considered and concluded that the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

        Respectfully submitted on April 10, 2002 by the members of the Audit Committee of the Board of Directors:

John D. Diekman, Ph.D.
Vernon R. Loucks, Jr.
David B. Singer

(1)
The Audit Committee Report is not deemed to be filed with the Securities and Exchange Commission ("SEC"), and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 2002 by: (a) each person known to the Company who beneficially owns five percent or more of the outstanding shares of its Common Stock; (b) each director and nominee for director; (c) each of the officers named in the Summary Compensation Table below; and (d) all directors and executive officers as a group. Unless otherwise indicated, the address of each of the individuals named below is: c/o Affymetrix, Inc., 3380 Central Expressway, Santa Clara, California 95051.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned (1)(2)
GlaxoSmithKline plc(3) Greenford Road Greenford, Middlesex, UBG OHE, UK	7,736,254	13.32%
OrbiMed Advisors LLC(4) 767 Third Avenue New York, NY 10017	3,031,600	5.22%
Paul Berg, Ph.D.(5)	134,002	*
Barbara A. Caulfield(6)	70,000	*
John D. Diekman, Ph.D.(7)	303,882	*
Stephen P.A. Fodor, Ph.D.(8)	885,162	1.52%
Edward M. Hurwitz(9)	170,000	*
Vernon R. Loucks(10)	136,664	*
Gregory T. Schiffman(11)	37,500	*
Susan E. Siegel(12)	275,000	*
David B. Singer(13)	84,998	*
Ronald D. Verdoorn(14)	190,000	*
John A. Young(15)	149,332	*
All directors and executive officers as a group (11 persons)(16)	2,436,540	4.20%

*
Represents beneficial ownership of less than one percent of the Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2002 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Percentage of beneficial ownership is based on 58,075,877 shares of Common Stock outstanding as of March 31, 2002.

(3)
Includes 7,736,254 shares held by GlaxoSmithKline plc through its subsidiaries, Affymax N.V., Affymax Technologies N.V. and GlaxoSmithKline Holdings (Americas). The foregoing information is based solely on representations made to us by GlaxoSmithKline and on a review of applicable filings made by GlaxoSmithKline with the Securities and Exchange Commission.

(4)
Includes 3,031,600 shares held by OrbiMed Advisors, Inc., through its subsidiaries, OrbiMed Advisors, LLC and Samuel D. Isaly. The foregoing information is based solely on representations made to us by OrbiMed Advisors, Inc., and on a review of applicable filings made by OrbiMed Advisors, Inc., with the Securities and Exchange Commission.

(5)
Includes 56,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(6)
Includes 70,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(7)
Includes 50,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(8)
Includes 825,727 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(9)
Includes 170,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(10)
Includes 66,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(11)
Includes 37,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(12)
Includes 265,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(13)
Includes 51,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002 and 2,000 shares held by Chevy Chase Circle Foundation, a charitable trust controlled by Mr. Singer.

(14)
Includes 175,748 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(15)
Includes 66,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

(16)
Includes 1,835,639 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002.

Section 16 Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge (based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required), during the year ended

December 31, 2001, all executive officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements.

MANAGEMENT

        The executive officers of the Company, and their ages and position as of the Record Date, are as follows:

Name	Age	Position
Stephen P.A. Fodor, Ph.D	48	Chairman and Chief Executive Officer
Susan E. Siegel	41	President
Barbara A. Caulfield	54	Executive Vice President and General Counsel
Gregory T. Schiffman	44	Vice President and Chief Financial Officer
Robert H. Ellis	55	Executive Vice President, Product Development and Quality

        Stephen P.A. Fodor, Ph.D.    See "Election of Directors."

        Susan E. Siegel.    See "Election of Directors."

        Barbara A. Caulfield, Esq. joined the Company in July 2001 as Executive Vice President and General Counsel. From 1994 until June 2001, Ms. Caulfield was a Partner at the law firms of Latham & Watkins and Orrick, Herrington & Sutcliffe. Previously, Ms. Caulfield served as United States District Judge for the Northern District of California from 1991 to 1994. As a partner at Orrick, Herrington & Sutcliffe, Ms. Caulfield represented the Company in various legal matters. Orrick, Herrington & Sutcliffe continues to provide legal services to the Company from time to time.

        Gregory T. Schiffman joined the Company in March 2001 as Vice President, Finance and was appointed Vice President and Chief Financial Officer in August 2001. Prior to joining Affymetrix, Mr. Schiffman was Vice President, Controller of Applied Biosystems from October 1998. From 1987 through 1998, Mr. Schiffman held various managerial and financial positions at Hewlett Packard Company.

        Robert H. Ellis joined the Company in July 2001 as Executive Vice President of Product Development and Quality. From August 1998 to July 2001, Mr. Ellis was President of Genometrix, Inc., a genomics company based in Texas. Previously, Mr. Ellis held various managerial positions at Applera Corporation from February 1986 through July 1998 where he most recently served as the head of Applera's Applied Genetic Analysis and Nucleic Acid Synthesis business units.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer ("CEO") and each of the four other most highly compensated executive officers during 2001 plus one additional individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer of the Company at December 31, 2001 (collectively, the "Named Executive Officers") for services in all capacities as officers to the Company during fiscal years 1999, 2000 and 2001.

							Long-Term Compensation Awards
		Annual Compensation
							Securities Underlying Options (#)(1)
Name and Principal Position	Year Ended 12/31	Salary($)	Bonus($)		Other Compensation ($)
Stephen P.A. Fodor, Ph.D. Chairman and Chief Executive Officer	2001 2000 1999	420,433 370,014 344,116	175,000 250,000 105,000		503,860	(2)	0 300,000 300,000
Susan E. Siegel President	2001 2000 1999	372,933 312,560 264,856	150,000 200,000 145,000	(4)	94,652	(3)	0 200,000 100,000
Ronald D. Verdoorn Executive Vice President, Global Operations(5)	2001 2000 1999	323,103 269,473 254,176	65,000 120,000 205,000	(6)			0 100,000 400,000
Barbara A. Caulfield Executive Vice President and General Counsel(7)	2001	155,256	200,000	(8)			350,000
Edward M. Hurwitz Senior Advisor(9)	2001 2000 1999	275,010 251,051 200,007	0 110,000 105,000				0 60,000 100,000
Gregory T. Schiffman Vice President and Chief Financial Officer(10)	2001	195,052	40,000				200,000

(1)
The share numbers have been adjusted for the 2-for-1 stock split in August 2000.

(2)
Represents a restricted stock grant in March 2001 to Dr. Fodor of 1,400,000 shares of Perlegen's common stock at a purchase price of $0.0001 per share with a fair market value of $0.36 per share at the time of grant. The shares vest 25% annually over four years.

(3)
In April 1998, the Company granted Ms. Siegel a $60,000 secured loan in connection with her joining the Company in April 1998. This compensation consists of the amount forgiven by the Company on such loan and a gross-up payment of $34,652 for tax liabilities incurred upon the forgiveness of the loan.

(4)
Includes $40,000 representing a bonus based on the achievement of certain sales targets.

(5)
Mr. Verdoorn served as Executive Vice President, Global Operations from November 2000 until March 2002. On April 1, 2002, Mr. Verdoorn began a personal leave through March 2003 but agreed to remain available to work on transition plans for manufacturing operations. Mr. Verdoorn assumed a new title with the Company as Senior Transition Team Member, Global Operations. In his new arrangement, Mr. Verdoorn receives a base compensation of $1,000 per month and an additional $2,500 per day for actual days worked for the Company as a Transition Team Member through March 31, 2003.

(6)
Includes a $100,000 signing bonus received by Mr. Verdoorn upon joining the Company in January 1999.

(7)
Ms. Caulfield joined the Company in July 2001.

(8)
Includes a $150,000 signing bonus received by Ms. Caulfield upon joining the Company in July 2001.

(9)
Mr. Hurwitz served as Senior Vice President and Chief Financial Officer until August 2001. From August 2001 until October 2001, Mr. Hurwitz was Senior Vice President, Corporate Strategy and New Ventures. On October 30, 2001, Mr. Hurwitz assumed a new role as Senior Advisor. In his new role, Mr. Hurwitz receives $1,000 per month (beginning January 2002) for the duration of his employment with the Company through July 1, 2004.

(10)
Mr. Schiffman joined the Company in March 2001.

Option Grants and Exercises in Last Fiscal Year

        The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of December 31, 2001, the last day of the Company's 2001 fiscal year.

Options Grants In Last Fiscal Year

	Individual Grants (1)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted
		% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share ($/Share)(1)	Expiration Date
					5% ($)	10% ($)
Stephen P.A. Fodor	0	0	N/A	N/A	N/A	N/A
Susan E. Siegel	0	0	N/A	N/A	N/A	N/A
Ronald D. Verdoorn	0	0	N/A	N/A	N/A	N/A
Barbara A. Caulfield	350,000(3)	14.72	19.335	07/23/11	4,255,887	10,785,254
Edward M. Hurwitz	0	0	N/A	N/A	N/A	N/A
Gregory T. Schiffman	150,000(4)	6.31	34.9375	03/21/11	3,295,801	8,352,207
	50,000(4)	2.10	29.7550	10/30/11	935,638	2,371,090

(1)
Each of these options was granted pursuant to the Company's 2000 Equity Incentive Plan (the "2000 Plan") and is subject to the terms of such plan.

(2)
In accordance with the rules of the SEC, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future increase in the price of its Common Stock.

(3)
The exercise price of the options was equal to the fair market value of the Company's common stock on the date of grant. The options vest and become exercisable over four years at the rate of 20% on the date of grant and 20% annually thereafter on each anniversary of the date of grant.

(4)
The exercise price of the options was equal to the fair market value of the Company's common stock on the date of grant. The options vest and become exercisable over four years at the rate of 25% annually on each anniversary of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise(1)	Value Realized($)(2)	Number of Securities Underlying Unexercised Options at December 31, 2001 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2001 Exercisable/Unexercisable($)(3)
Stephen P.A. Fodor, Ph.D.	32,338	1,695,641	826,796/375,000	23,392,499/2,154,375
Susan E. Siegel	40,000	1,452,710	265,000/280,000	4,655,272/2,970,869
Ronald D. Verdoorn	54,252	2,396,406	95,748/290,000	1,133,118/5,944,488
Barbara A. Caulfield	0	0	70,000/280,000	1,362,550/5,450,200
Edward M. Hurwitz	10,000	534,414	120,000/130,000	1,795,281/2,064,570
Gregory T. Schiffman	0	0	0/200,000	0/1,031,625

(1)
The share numbers have been adjusted for the 2-for-1 stock split in August 2000.

(2)
Based on the value of the Company's Common Stock on the date of exercise minus the exercise price of the options multiplied by the number of shares underlying the option.

(3)
Assuming a stock price of $38.80 per share, which was the average of the high and the low trading price of a share of Common Stock, reported on the Nasdaq National Market on December 31, 2001.

Employment Arrangements

        On October 30, 2001, Mr. Hurwitz assumed a new role with the Company as Senior Advisor. In his new role, Mr. Hurwitz receives $1,000 per month (beginning January 2002) for the duration of his employment with the Company through July 1, 2004.

        On April 1, 2002, Mr. Verdoorn began a personal leave through March 2003 but agreed to remain available to work on transition plans for manufacturing operations. Mr. Verdoorn assumed a new title with the Company as Senior Transition Team Member, Global Operations. In his new arrangement, Mr. Verdoorn receives a base compensation of $1,000 per month and an additional $2,500 per day for actual days worked for the Company as a Transition Team Member through March 31, 2003.

Compensation Committee Report (1)

        The Compensation Committee (the "Committee") of the Board of Directors is generally responsible for the design, structure and administration of the executive officers' compensation program. The Committee consists of two non-employee directors, Dr. Paul Berg and Mr. John A. Young. The Committee reviews compensation and stock grants recommended by the Chief Executive Officer/Chairman (other than for himself) along with the basis for such recommendations, including performance reviews and competitive total compensation survey data, and separately evaluates the performance of the Chief Executive Officer/Chairman. In determining compensation policies and decisions, management and the Committee have worked with an outside compensation consultant and have access to compensation and benefit surveys for biotechnology and high technology companies that compete with the Company in the recruitment of senior personnel.

  Compensation Policies

        The Committee has developed, with the Board, an executive compensation philosophy, which relates the level of compensation to the Company's success in meeting annual short and long-term performance goals, rewards individual achievement, and seeks to attract and retain highly qualified executives. The Company positions its executive compensation to be competitive with the compensation for similar management positions at peer companies, which consist primarily of biotechnology and other high technology companies. The level of compensation paid to executive officers of the Company also takes into account the technological and business achievements of the Company during the year and the individual performance and contribution of each executive to the Company's performance for the year.

        Compensation for senior management consists of (i) cash compensation, including base salary and bonus components, which is based on factors such as the individual officer's level of responsibility in the Company for meeting the Company's strategic, technological, and financial objectives and (ii) long-term incentives afforded by stock options. The Company's stock option program is intended to align the interests of executives with the interests of the shareholders with respect to the long-term performance of the Company. Guidelines for executive stock option grants are developed through analysis of long-term incentive awards based on each individual executive's position, responsibilities, performance and contribution to the achievement of the Company's long-term goals and competitive stock option data from biotechnology and high technology companies.

  Chief Executive Officer's Compensation

        In determining Dr. Fodor's 2001 compensation, the Compensation Committee considered the above policies as well as Dr. Fodor's overall compensation package relative to that of other chief executives in the Company's industry. Other considerations included the effectiveness of Dr. Fodor's leadership of the Company and the resulting success of the Company in attainment of specific milestones. These objectives included insuring a total quality experience for the Company's customers, solidifying systems solutions, building sustainable organizational infrastructure for scalable global growth, and achieving financial targets. The Committee believes that the total compensation of the Company's Chief Executive Officer is competitive with compensation packages for chief executive officers at peer companies.

  Compensation of Other Executive Officers

        The 2001 compensation of other executive officers of the Company also took into account the above policies, including the individual contribution of each executive to the Company's performance during the year. With respect to cash compensation payable to its executive officers for 2001, the Committee benchmarked its (i) total compensation structure to salary survey data at the 75th percentile and (ii) base salary structure to salary survey data at the median of structures at peer companies. The Compensation Committee believes compensation for the Company's executive officers is competitive with the compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses of comparable size. The Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

  Section 162(m) Compliance

        The Company's policy is to utilize available tax deductions whenever appropriate, and the Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from such compensation.

        Stock options granted under the 1993 Plan, the 1996 Plan, the 1998 Plan and the 2000 Plan qualify as performance-based compensation under Section 162(m) of the Code. The Committee believes that the best interests of the Company and its stockholders are served by executive compensation programs which encourage and promote the Company's principal compensation objective, enhancement of shareholder value, and permit the Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, the Company may from time to time pay compensation to its executive officers that may not be fully deductible. The Committee will continue to review the

Company's executive compensation plans periodically to determine what changes, if any, should be made as the result of the limitation on deductibility.

                      Paul Berg, Ph.D.
                      John A. Young

(1)
The Compensation Committee Report is not deemed to be filed with the Securities and Exchange Commission ("SEC"), and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Stock Performance Graph (1)

  Stockholder Return Comparison

        The graph below compares the cumulative total return* on the Company's Common Stock for the period commencing June 6, 1996 (the date on which the Company's Common Stock was first publicly traded) and ending December 31, 2001 compared to the CRSP Total Return Index for the Nasdaq National Market (U.S. companies) and the CRSP Total Return Index for the NASDAQ Pharmaceutical Stocks (SIC 283). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Comparison of Cumulative Stockholder Return (*)

(1)
The Stock Performance Graph and related disclosure are not soliciting material, are not deemed to be filed with the SEC, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

*
Assumes $100 invested on June 6, 1996 in the Company's Common Stock and in each index listed above. The total return for the Company's Common Stock and the indices used assumes the reinvestment of dividends, even though dividends have never been declared on the Company's Common Stock.

CERTAIN TRANSACTIONS

Secured Loan to Dr. Fodor

        In April 1997, the Company made a $500,000 secured loan to Dr. Fodor to assist him in purchasing a house. The loan was amended in April 2002 to extend the due date by one year and bears an interest rate of 6.49% and is due on the first to occur of April 11, 2003, the sale of the house, or termination of Dr. Fodor's employment.

Offer of a Loan to Ms. Caulfield

        In July 2001, the Company offered Ms. Caulfield a loan of up to $1.2 million in connection with her joining the Company. Proceeds from the loan may be drawn by Ms. Caulfield in one lump-sum or in periodic draws. As of April 2002, Ms. Caulfield had not elected to receive any amounts under the loan. The loan term is for a period of four years or when Ms. Caulfield leaves the Company. Interest on the loan accrues at the IRS imputed rate of interest and is payable by Ms. Caulfield after two years.

Director and Executive Officer Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such persons to the fullest extent permitted by Delaware law.

Change in Control Policy

        In 2001, the Company adopted a change in control policy that supersedes the Company's previously adopted policy and provides for the treatment of the outstanding options to purchase shares of the Company's capital stock ("Options"). Pursuant to the policy, in the event of a change of control which constitutes, among other things, (i) a merger of the Company resulting in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company, (ii) a sale of all or substantially all of the Company's assets, or (iii) the complete liquidation of the Company (each an "Acquisition Event"), then the Company shall take any one or more of the following actions with respect to the Options:

  •
  Provide that the Options shall be assumed, or equivalent options substituted, by the acquiring or succeeding corporation;

  •
  Provide that all of the Options shall become fully exercisable prior to the Acquisition Event; and/or

  •
  In the event that, upon the consummation of the Acquisition Event, the stockholders of the Company shall receive a cash payment for any shares of capital stock then held by such stockholders, provide that all Options be terminated as of the Acquisition Event and that all holders of Options receive a cash payment for each such Option.

        The policy further provides that it is subject to amendment by the Board any time prior to a change of control.

Perlegen Sciences, Inc.

        In October 2000, Affymetrix formed Perlegen Sciences, initially a wholly owned subsidiary. Perlegen is a Delaware corporation engaged in the business of scanning human genomes in an effort to identify variations and patterns within the human genome to discover genetic characteristics associated with disease and responsiveness to drug therapy. The Company holds 1,000 shares of Perlegen's Common Stock and 35,800,000 shares of Perlegen's Series A Preferred Stock. From Perlegen's inception through March 30, 2001 the operating results of Perlegen were consolidated into the

Company's financial statements. Affymetrix contributed to Perlegen certain intellectual property with no cost basis and has rights to use and commercialize certain data generated by Perlegen in the array field. If such data is used, the Company will pay Perlegen royalties based on array sales. No royalties have been paid to date. Affymetrix also sold certain equipment and other assets to Perlegen for a price equal to net book value, or approximately $1.8 million. Affymetrix also supplied at cost certain administrative services to Perlegen during 2001.

        On March 30, 2001, Perlegen completed a private financing with a group of investors under which it sold approximately 28 million Series B Preferred Shares at $3.60 per share raising approximately $100 million, which reduced Affymetrix' ownership position in Perlegen to approximately 53%. Investors in the Series B Financing included a trust of which Dr. Berg serves as a trustee, which purchased 7,500 shares, and a trust of which Dr. Diekman serves as a trustee, which purchased 138,889 shares. In addition, Dr. Maxine F. Singer, who is the mother of Affymetrix director David B. Singer and is a member of Perlegen's board of directors, purchased 13,888 shares. The Company, and certain of its affiliates, including its chief executive officer Stephen P.A. Fodor, has placed a portion of its collective holdings (approximately 8%) into an irrevocable voting trust, relinquishing certain voting rights and, as such, has relinquished voting control of Perlegen. The trustee, State Street Bank and Trust Company of California, N.A., is required to vote the shares held in the trust on all matters subject to shareholder vote in proportion to the votes of all non-Affymetrix shareholders. The voting trust will remain in place until the Company and its affiliates cease to be the beneficial owners of 45% of the total voting power of all of the voting capital stock of Perlegen. Affymetrix has the right to designate three members of Perlegen's Board of Directors which shall consist of not more than seven members. The Company has appointed two out of three of its designees to the current six member Perlegen Board. Affymetrix' two current designees to Perlegen's Board, Dr. Fodor and Mr. Young, are also members of Affymetrix' Board of Directors. In addition, Dr. Berg is a member of Perlegen's Scientific Advisory Board.

        The Company accounts for its 53% ownership interest in Perlegen on the equity method as the Company and its affiliates collectively control less than 50% of the voting shares of Perlegen and also do not control the strategic, operating, investing and financing activities of Perlegen. As the Company's investment in Perlegen has no basis for accounting purposes under generally accepted accounting principles, Affymetrix has not recorded any proportionate share of Perlegen's operating losses in its financial statements since the completion of Perlegen's financing.

        Pursuant to a supply agreement with Perlegen, the Company sells whole wafers to Perlegen for use in Perlegen's research and development activities at the Company's fully burdened cost of manufacturing. If Perlegen uses the wafers or arrays supplied by Affymetrix for the benefit of third parties, then Perlegen is obligated to make additional payments for such wafers so that Affymetrix receives normal commercial margins on these wafers. Revenue and cost of revenue for 2001 was $11.5 million. At December 31, 2001, the amounts due from Perlegen were $9.2 million. Amounts due from Perlegen are payable to Affymetrix on Affymetrix' normal commercial terms. Affymetrix has no obligations to provide funding to Perlegen nor does it guarantee or otherwise have any obligations related to the liabilities or results of operations of Perlegen or its investors.

        On March 29, 2001, Perlegen granted Dr. Fodor, its Chairman, a restricted stock award of 1,400,000 shares of Perlegen's common stock at a purchase price of $0.0001 per share. Those shares are subject to the terms of Perlegen's 2001 Stock Option and Incentive Plan and vest 25% annually.

        On March 29, 2001, Perlegen granted to Mr. Young, a member of Perlegen's board of directors, an option to purchase 100,000 shares of Perlegen's common stock at a purchase price of $0.36 per share. The shares are subject to the terms of Perlegen's 2001 Stock Option and Incentive Plan and vest 25% annually. In addition, Perlegen paid Mr. Young a Board of Directors fee of $5,000 for two meetings attended in 2001. On June 6, 2001, Perlegen granted Dr. Berg, a member of Perlegen's Scientific Advisory Board, an option to purchase 50,000 shares of Perlegen's common stock at $0.36 per share.

The shares are subject to the terms of Perlegen's 2001 Stock Option and Incentive Plan and vest 25% annually. In addition, in 2001, Perlegen paid $15,000 to Dr. Berg for his service on Perlegen's Scientific Advisory Board.

        On March 29, 2001, Perlegen granted to Dr. Singer, a member of Perlegen's board of directors, an option to purchase 100,000 shares of Perlegen's common stock at a purchase price of $0.36 per share. The shares are subject to the terms of Perlegen's 2001 Stock Option and Incentive Plan and vest 25% annually. In addition, Perlegen paid Dr. Singer a Board of Directors fee of $5,000 for two meetings attended in 2001.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      BARBARA A. CAULFIELD
                       Secretary

Dated: May 2, 2002

APPENDIX A

Affymetrix, Inc.
Audit Committee Charter
Adopted June 8, 2000

1.0    Organization

        This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors annually with membership coinciding with the shareholder vote electing such directors. The committee shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee. and at least one member shall have accounting or related financial management expertise.

2.0    Statement of Policy

        The audit committee shall exist as a committee of the Board of Directors to assist it in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process and the systems of internal accounting and financial controls. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company and in discharging its oversight role, take such actions as it deems appropriate including having the power to retain outside counsel or other experts for this purpose.

3.0    Responsibilities and Processes

        The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may change them as appropriate.

  •
  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company's shareholders. The committee shall discuss with the auditors their independence from management and the Company and shall review and discuss with the independent auditors the formal written statement of the auditors delineating all relationships between the auditors and the company as required by the Independence Standards Board Standard 1. The committee shall take or recommend that the full Board take appropriate action to oversee the independence of the outside auditors.

A-1

  •
  Annually, the committee shall review financial management's recommendation with respect to changes in external auditors and bring a full recommendation to the Board regarding the selection of the Company's independent auditors, which shall be subject to shareholders' approval. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors.

  •
  The committee shall discuss with financial management and the independent auditors the overall scope and plans for their respective annual audits including the adequacy of staffing and compensation.

  •
  The committee shall discuss with financial management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk where material financial exposure exists.

  •
  The committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted standards including SAS 61. The committee shall meet at least annually with the independent auditors in a private session without management present to discuss the results of their annual audit.

  •
  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

  •
  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principals, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

A-2

AFFYMETRIX, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JUNE 6, 2002

        The undersigned stockholder of Affymetrix, Inc. (the "Company"), revoking all prior proxies, hereby appoints Barbara A. Caulfield, Stephen P. A. Fodor and Susan E. Siegel and each of them, with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on April 8, 2002, at the Annual Meeting of Stockholders of the Company to be held on June 6, 2002 (the "Annual Meeting") at 4:00 p.m., local time, at 3380 Central Expressway, Santa Clara, California and any adjournments or postponements thereof.

CHECK HERE FOR ADDRESS CHANGE ☐

NEW ADDRESS:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/x/	Please mark votes as in this example.
		VOTE FOR ALL NOMINEES (EXCEPT AS DIRECTED TO THE CONTRARY)	VOTE WITHHELD FROM ALL NOMINEES					FOR	AGAINST	ABSTAIN
1.	To elect as directors, to hold office until the next meeting of stockholders and until their successors are elected, the seven (7) nominees listed to the right.	/ /	/ /	Nominees:	Stephen P.A. Fodor, Ph.D. Paul Berg, Ph.D. John D. Diekman, Ph.D. Vernon R. Loucks, Jr. Susan E. Siegel David B. Singer John A. Young	2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.	/ /	/ /	/ /
	INSTRUCTIONS: To withhold vote for any individual nominee, write the nominee's name below

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING.
Signature (title, if any)	Signature, if held jointly	Date	, 2002	Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.
Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please have an authorized officer sign and and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
MANAGEMENT
EXECUTIVE COMPENSATION
Options Grants In Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
Stock Performance Graph (1)
Comparison of Cumulative Stockholder Return (*)
CERTAIN TRANSACTIONS
OTHER MATTERS
  APPENDIX A
Affymetrix, Inc. Audit Committee Charter Adopted June 8, 2000